Exhibit 10.5

EXECUTION VERSION

SAREPTA THERAPEUTICS, INC.

2014 EMPLOYMENT COMMENCEMENT INCENTIVE PLAN

PERFORMANCE STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the 2014 Employment Commencement Incentive Plan, as amended, (the “Plan”) will have the same defined meanings in this Performance Stock Option Award Agreement (the “Award Agreement”).

I.	NOTICE OF STOCK OPTION GRANT (“NOTICE OF GRANT”)

Participant Name:         Douglas S. Ingram

Address:                        On file in the records of the Company.

You (the “Participant”) have been granted an Option to purchase Common Stock of Sarepta Therapeutics, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number	3,300,000 Shares of Common Stock of the Company

Date of Grant	June 26, 2017

Vesting Commencement Date	June 26, 2017

Exercise Price per Share	$34.65

Total Number of Shares Granted	3,300,000

Total Exercise Price	$114,345,000

Type of Option:	Inducement Stock Option under Nasdaq’s Rule 5635(c)(4), Nonstatutory Stock Option (“NSO”)

Term/Expiration Date:	June 26, 2027

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

On the fifth anniversary of the Date of Grant, subject to the Executive’s continued service to the Company or a subsidiary thereof from the Date of Grant through such fifth anniversary date, a percentage of the Option shall vest determined using the table below (such percentage, the “Five-Year Vesting Percentage”) based on the extent to which the compounded annual growth rate (“CAGR”) of the Company’s Common Stock price from the Date of Grant (based on the closing

EXECUTION VERSION

price on such date) through the fifth anniversary of the Date of Grant (based on the average of the closing price of the Company’s Common Stock on the 20 trading days immediately preceding such date) (the “Five-Year Company CAGR”) exceeds the CAGR of the NASDAQ Biotech Index (symbol NBI) (or any successor index) (the “Biotech Index”) during the same period (the “Five Year-Biotech Index CAGR”).

Five-Year Vesting Percentage Table

Five-Year Company CAGR:	15%- 19.99%	20%- 24.99%	25%- 29.99%	30%- 34.99%	35%- 39.99	>40%
Percent Five-Year Company CAGR exceeds Five-Year Biotech Index CAGR:	Option Vesting Percentage at 5th Anniversary of Grant
0.00%-0.99%	0.00%	0.00%	0.00%	16.67%	33.33%	33.33%
1.00%-1.99%	0.00%	0.00%	8.33%	26.67%	43.33%	46.67%
2%-2.99%	0.00%	0.00%	16.67%	36.67%	53.33%	60.00%
3%-3.99%	0.00%	8.33%	25.00%	46.67%	63.33%	73.33%
4%-4.99%	8.33%	16.67%	33.33%	56.67%	73.33%	86.67%
at least 5%	16.67%	33.33%	50.00%	66.67%	83.33%	100.00%

Except as expressly provided below, the Option shall not vest prior to the fifth anniversary of the Date of Grant. No vesting shall occur if the Five-Year Company CAGR is less than 15%. If the Five-Year Company CAGR is at least 15%, then the applicable column in the table above to which the Five-Year Company CAGR relates must be identified. After such identification, the Five-Year Vesting Percentage shall be equal to the applicable percentage in the cell within the table above that corresponds with the applicable percentage in the left column by which the Five-Year Company CAGR exceeds the Five-Year Biotech Index CAGR (i.e., Five-Year Company CAGR less Five-Year Biotech Index CAGR). If the Five-Year Company CAGR is less than the Five-Year Biotech Index CAGR, the Five-Year Vesting Percentage shall be zero (0%). For the avoidance of doubt, no interpolation between levels shall be used to determine the Five-Year Vesting Percentage.

The Option shall also vest on a pro rata basis in the manner described in and subject to the terms of: Section 8(c)(ii)(B) of the employment agreement between Participant and the Company dated June 26, 2017 (the “Employment Agreement”), with respect to termination of Participant as a result of non-renewal of the Employment Agreement; Section 8(d)(v)(B) of the Employment Agreement, with respect to termination of Participant by the Company without “Cause” or termination by Participant for “Good Reason,” in each case as defined under the Employment Agreement; and Section 3(c)(ii) of the change in control and severance agreement between Participant and the Company dated June 26, 2017 (the “CIC Severance Agreement”), with respect to termination of Participant during a “Change in Control Period,” as defined in the CIC Severance Agreement.

The Option is subject to the terms and conditions in this Award Agreement and the Plan. The Option and the shares acquired pursuant to exercise of the Option are subject to the Company’s Incentive Compensation Recoupment Policy and the clawback terms provided in Section 26 of the Employment Agreement. Without limiting the generality of the foregoing, any shares acquired pursuant to the exercise of Option shall be subject to clawback by the Company as a result of any act or omission that involves the Executive’s fraud or any act or omission of the Executive that constitutes “Cause,” as defined in the Employment Agreement.

EXECUTION VERSION

Termination Period:

This Option will be exercisable for twelve (12) months after Participant ceases to be an Employee due to termination by the Company without “Cause,” termination by the Participant with “Good Reason,” or as a result of the non-renewal of the “Employment Term” as provided in Section 2 of the Employment Agreement (and as each term is defined in the Employment Agreement). In addition, if such termination is due to Participant’s death or Disability, this Option will be exercisable for twelve (12) months after Participant ceases to be an Employee. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14 of the Plan.

Agreements and Acknowledgements

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant agrees and certifies that Participant has not been previously employed in any capacity by the Company or a Subsidiary, or if previously employed, has had a bona-fide period of non-employment, and that the grant of this Option is an inducement material to Participant’s agreement to enter into employment with the Company or Subsidiary. Participant further agrees to notify the Company upon any change in the residence address indicated below.

Further, the Participant acknowledges and agrees that (i) this Award Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Award Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Award Agreement is countersigned by the Participant.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

EXECUTION VERSION

PARTICIPANT:	SAREPTA THERAPEUTICS, INC.

/s/ Douglas S. Ingram	/s/ M. Kathleen Behrens, Ph.D.
Signature	By: M. Kathleen Behrens, Ph.D.

Douglas S. Ingram	Chairwoman of the Board
Print Name	Title

Residence Address:
On file in the records of the Company.

EXECUTION VERSION

EXHIBIT A

SAREPTA THERAPEUTICS, INC.

2014 EMPLOYMENT COMMENCEMENT INCENTIVE PLAN

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Option. The Company hereby grants to the Participant named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously an Employee from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option.

(a) Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

EXECUTION VERSION

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant.

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d) surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

6. Tax Obligations.

(a) Withholding Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7. Rights as Shareholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars,

EXECUTION VERSION

and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8. No Guarantee of Employment. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

9. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 215 First Street, Suite 415, Cambridge, MA 02142, or at such other address as the Company may hereafter designate in writing.

10. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares. Participant acknowledges that the Plan is intended to conform with the requirements of rules promulgated by the Nasdaq Stock Market and, without limiting the foregoing, in particular Nasdaq Stock Market Rule 5635(c).

EXECUTION VERSION

13. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Award Agreement; provided, however, any action taken by the Board in connection with the administration of the Plan shall not be deemed approved by the Board unless such actions are approved by a majority of the Outside Directors.

15. Recoupment Policy; Stock Ownership Guidelines. This Option award and any Shares issued pursuant to this Award Agreement will be subject to the Company’s Compensation Recoupment Policy, any clawback or other restriction set forth in the Notice of Grant and the Company’s Stock Ownership Guidelines.

16. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Option.

EXECUTION VERSION

20. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21. Governing Law. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the state courts of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this Option is made and/or to be performed.

22. Shareholder Approval Not Required. The Plan will not be submitted for approval by the Company’s shareholders. As more particularly described in Section 19(b) of the Plan, pursuant to Nasdaq Stock Market Rule 5635(c), the issuance of this Option and the shares of Stock issuable upon exercise or vesting of such Option pursuant to the Plan are not subject to the approval of the Company’s shareholders.

EXECUTION VERSION

EXHIBIT B

SAREPTA THERAPEUTICS, INC.

2014 EMPLOYMENT COMMENCEMENT INCENTIVE PLAN

EXERCISE NOTICE

Sarepta Therapeutics, Inc.

215 First Street

Suite 415

Cambridge, MA 02142

1. Exercise of Option. Effective as of today,             ,             , the undersigned (“Purchaser”) hereby elects to purchase             shares (the “Shares”) of the Common Stock of Sarepta Therapeutics, Inc. (the “Company”) under and pursuant to the 2014 Employment Commencement Incentive Plan, as amended (the “Plan”) and the Stock Option Award Agreement dated (the “Award Agreement”). The purchase price for the Shares will be $            , as required by the Award Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

EXECUTION VERSION

6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Submitted by:	Accepted by:

PURCHASER:	SAREPTA THERAPEUTICS, INC.

Signature	By

Print Name	Title

Residence Address:

Date Received